EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2024-5C25 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, Berkadia Commercial Mortgage LLC, as Primary Servicer, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Tysons Corner Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Tysons Corner Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Tysons Corner Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Tysons Corner Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Acquisition America Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Acquisition America Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Acquisition America Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Acquisition America Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Acquisition America Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan, BellOak, LLC, as Operating Advisor for the DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Elmwood Shopping Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Elmwood Shopping Center Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC, as Special Servicer for the Elmwood Shopping Center Mortgage Loan prior to March 10, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Elmwood Shopping Center on and after March 10, 2025, Computershare Trust Company, National Association, as Trustee for the Elmwood Shopping Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Elmwood Shopping Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Elmwood Shopping Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Elmwood Shopping Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Jordan Creek Town Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Jordan Creek Town Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Jordan Creek Town Center Mortgage Loan on and after March 1, 2025, LNR Partners, LLC as Special Servicer for the Jordan Creek Town Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Jordan Creek Town Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Jordan Creek Town Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Jordan Creek Town Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Jordan Creek Town Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Kenwood Towne Centre Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Kenwood Towne Centre Mortgage Loan on and after March 1, 2025, LNR Partners, LLC as Special Servicer for the Kenwood Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Kenwood Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Kenwood Towne Centre Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Kenwood Towne Centre Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Kenwood Towne Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Galleria at Tyler Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Galleria at Tyler Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Galleria at Tyler Mortgage Loan on and after March 1, 2025, LNR Partners, LLC as Special Servicer for the Galleria at Tyler Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Galleria at Tyler Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Galleria at Tyler Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Galleria at Tyler Mortgage Loan and CoreLogic Solutions, LLC, as Servicing Function Participant for the Galleria at Tyler Mortgage Loan.

Dated: March 19, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)